FIRST AMENDMENT TO

INCENTIVE STOCK OPTION AGREEMENT
Pursuant to the 2005 Stock Incentive Plan

THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT (this “First Amendment”), made this 11th day of November 2011, by and between Bluegreen Corporation, a Massachusetts corporation (the “Company”), and David Bidgood (“Grantee”).

WHEREAS, the Company and Grantee entered into that certain Incentive Stock Option Agreement Pursuant to the 2005 Stock Incentive Plan, dated as of July 20, 2005 (the “Agreement”); and

WHEREAS, the Company and Grantee desire to amend the Agreement to modify the expiration date of the stock options granted under the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the above recitals, and the terms, covenants and conditions set forth below, the parties hereto agree as follows:

1.                  Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4. Notwithstanding any other provision herein to the contrary, the Options shall, to the extent not theretofore exercised or terminated, expire and become void on November 25, 2011.”

2.                  Except to the extent amended hereby, the terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed by an authorized officer, and Grantee has executed this First Amendment, all to be effective as of the date first above written.

BLUEGREEN CORPORATION

By	/s/
Name:	Michael D. Kaminer
Title:	Senior Vice President & General Counsel

GRANTEE

/s/
David Bidgood